Exhibit 10.5

________________________________________ FIRST AMENDMENT TO PURCHASE AGREEMENT ________________________________________

          This First Amendment to the Purchase Agreement (this "Amendment") is made and entered into as of September ____, 2000, by and between Hispanic Television Network, Inc. ("Buyer") and Johnson Broadcasting of Dallas, Inc. ("Seller", and collectively with Buyer, the "Parties"). Unless otherwise defined herein, all capitalized terms have the meanings assigned to them in the Purchase Agreement (as defined below).

          WHEREAS, the Parties have entered into a Purchase and Sale Agreement for the Sale of KLDT-TV, Channel 55, Lake Dallas, Texas, dated April ___, 2000 (the "Purchase Agreement");

          WHEREAS, Section 20.6 of the Purchase Agreement provides that the Purchase Agreement may be amended in a writing between the parties; and

          WHEREAS, each of the undersigned desire to amend the Purchase Agreement in certain respects as more particularly described below.

          NOW, THEREFORE, in consideration of the recitals set forth above and other good and valuable consideration contained herein, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, and intending to be legally bound, the Parties agree as follows:

          1.     The definition of Closing Date in Section 1.1 is amended and restated in its entirety to read as follows:

" "Closing Date" means a time and business date to be selected by Buyer, which date shall not be later than (i) two (2) calendar days after the FCC order(s) approving the Assignment Applications contemplated by this Agreement have become Final Order(s), unless waived by Buyer pursuant to Section 3.2 hereof, or (ii) October 31, 2000, unless extended pursuant to the provisions of Section 19 hereof."

          2.     Section 19.2 is amended and restated in its entirety to read as follows:

"19.2.          First Extension. Buyer shall have the right to extend the Closing Date until November 30, 2000 upon a payment of $1,000,000 in cash to Seller as an additional deposit (making the total deposit $3,150,000)."

          3.     Section 19.3 is amend and restated in its entirety to read as follows:

"19.3.          Second Extension. Buyer shall have the right to extend the Closing Date until December 31, 2000 upon payment of an additional deposit of $1,000,000 in cash (making the total deposit $4,150,000)."

          4.     As consideration in part for entering into this Amendment, Buyer agrees to pay to Seller an amount in cash of $250,000 (the " Extension Payment") by close of business on October 2, 2000.

          5.      As consideration in part for entering into this Amendment, the Parties agree to enter into a Registration Rights Agreement with each other in the form of Exhibit A attached hereto. Subject to review by Johnson's attorney which may need to have to be revised to have piggyback rights.

          6.      Capitalized terms used without definition in this Amendment have the meanings set forth in the Purchase Agreement.

          7.      This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

          8.      Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and any permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without regard to the conflicts-of-law principles thereof).

[Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed, Amendment to be effective this ____th day of September 2000.

HISPANIC TELEVISION NETWORK, INC.
By:	/s/ Marco Camacho_________________________ Marco Camacho Chief Executive Officer
JOHNSON BROADCASTING OF DALLAS, INC.
By:	/s/ Douglas R. Johnson______________________ Douglas R. Johnson President

Exhibit A

_____________________________________________________________________________ REGISTRATION RIGHTS AGREEMENT
by and among
Hispanic Television Network, Inc.
and the Stockholder Named Herein
dated as of September ___, 2000 _____________________________________________________________________________

REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May ____, 2000 (the "Signing Date"), is made by and between Hispanic Television Network, Inc., a Delaware corporation ("HTVN"), and the stockholder named on the signature page hereto "Stockholder"). HTVN and the Stockholder are sometimes together referred to as the "Parties," and individually referred to as a "Party."

PRELIMINARY STATEMENTS

          A.     HTVN and the Stockholder are parties to that certain First Amendment to the Purchase Agreement, dated September ____, 2000, by and among HTVN and the Stockholder (the "Amendment");

          B.     As a condition to the Amendment, HTVN has agreed to provide to the Stockholder the registration rights set forth in this Agreement.

STATEMENT OF AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.
DEFINITIONS AND INTERPRETATION

          1.1     Definitions. As used in this Agreement, the following terms will have the meanings ascribed below:

                    1.1.1.     "1933 Act" will mean the Securities Act of 1933, as amended.

                    1.1.2.     "Affiliate" means with respect to the Holder, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Holder. For the purposes of this definition, control means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Control will be presumed by an individual that is a director, executive officer, general partner, manager, or similar functionary of a Person, or a Person that beneficially owns more than 10% of any class of securities of such Person having general voting rights.

                    1.1.3.     "Commission" will mean the Securities and Exchange Commission and any successor agency.

                    1.1.4.     "Common Stock" will mean the common stock of HTVN, par value $0.0001 per share.

                    1.1.5.     "Holder" will mean the Stockholder.

                    1.1.6.     "Person" will mean any association, bank, business trust, corporation, estate, general partnership, governmental authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

                    1.1.7.     "register," "registered" and "registration" will refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

                    1.1.8.     "Registrable Stock" will mean (i) any Shares, (ii) any shares of Common Stock issued to the Holder by way of a stock split of the Shares held by such Holder, and any shares of Common Stock issued to the Holder as a stock dividend paid on the Shares held by such Holder. For purposes of this Agreement, any Registrable Stock will cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (ii) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (iii) such Registrable Stock is eligible to be sold pursuant to Rule 144(k) under the 1933 Act, (iv) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and HTVN has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (v) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned.

          1.2     References. References in this Agreement to any rules, regulations or forms promulgated by the Commission will include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

2.
PIGGYBACK REGISTRATION RIGHTS

          2.1     Registration. At any time HTVN determines that it will file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to HTVN's existing Stockholder) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, at such time HTVN will within forty-five (45) days of such determination give each Holder written notice by registered mail of such determination setting forth the date on which HTVN proposes to file such registration statement, which date will be no earlier than thirty (30) days from the date of such notice, and advising the Holder of its right to have Registrable Stock included in such registration. Upon the written request of the Holder received by HTVN no later than thirty (30) days after the date of HTVN's notice, HTVN will use all reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Stock that the Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, HTVN), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of HTVN's securities which can be marketed (i) at a price reasonably related to the then current value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the account of Holder will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount.

3.
CERTAIN RESTRICTIONS

          3.1     Holdback Agreement - Restrictions on Public Sale by Holder. To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of HTVN, or securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the ninety (90) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by HTVN in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

4.
EXPENSES

          4.1     Expenses of Registration. HTVN will bear all expenses incurred in connection with each registration pursuant to Section 2.1 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers' fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, and fees and disbursements of counsel for HTVN. The selling Holder will bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account and fees and disbursements of counsel to the selling Holder in connection with any registrations, filings and qualifications made pursuant to this Agreement.

5.
INDEMNIFICATION

          5.1     Indemnification by HTVN. HTVN agrees to indemnify, to the fullest extent permitted by law, the Holder, its officers, directors and agents and each Person who controls the Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in light of the circumstances under which they were made) not misleading.

          5.2     Indemnification by Holder. In connection with any registration statement in which the Holder is participating, each such Holder will furnish to HTVN in writing such information with respect to such Holder as HTVN reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the fullest extent permitted by law, HTVN, its directors and officers and each Person who controls HTVN (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in any information so furnished to HTVN by such Holder.

          5.3     Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party will itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party will be obligated to pay the fees and expenses of such additional counsel or counsels.

          5.4     Contribution. If for any reason the indemnity provided for in this Article V is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to Section 5.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          If indemnification is available under this Article V, the indemnifying parties will indemnify each indemnified party to the full extent provided in Sections 5.1 and 5.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Article V.

6.
PARTICIPATION

          6.1     Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holder entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.
MISCELLANEOUS

          7.1     Amendment. No amendment of this Agreement will be effective unless in a writing signed by the Parties.

          7.2     Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted via facsimile. If a Party transmits its signature page via facsimile, such Party will promptly thereafter deliver an original executed signature page to the other Parties, provided that any failure to deliver such an original executed signature page will not affect the validity, legality, or enforceability of this Agreement.

          7.3     Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

          7.4     Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

          7.5     No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior written consent of the other Party. Any attempted assignment or delegation without such prior consent will be void.

          7.6     No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

          7.7     Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (b) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (c) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Holder at the address or location set forth below such Holder's signature on the signature page hereof or to HTVN at the following address (or to such other address to which such Party has notified the other Party in accordance with this Section 7.7 to send such claims, consents, designations, notices, waivers, and other communications):

7.7.1. if to HTVN:
Hispanic Television Network, Inc. 6125 Airport Freeway, Suite 200 Fort Worth, Texas 76117 Attention: Franklin Byrd Facsimile No. (817) 222-9809
with a copy to:
Akin, Gump, Strauss, Hauer & Feld, L.L.P. 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201-4675 Attn: J. Kenneth Menges, Jr., P.C. Facsimile No. (214) 969-4343

          7.8     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

          7.9     Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

          7.10     Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

          7.11     Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each Party has executed or caused a duly authorized officer to execute, this Agreement as of the Signing Date.

HISPANIC TELEVISION NETWORK, INC.
By:	_____________________________________ Marco Camacho Chief Executive Officer
STOCKHOLDER:
JOHNSON BROADCASTING OF DALLAS, INC.
By:	_____________________________________ Douglas R. Johnson President

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